CUSIP NO.       344839204             13G                      PAGE 7 OF 8 PAGES



                           EXHIBIT 1 TO SCHEDULE 13G



                                NOVEMBER 6, 1997



                   MORGAN STANLEY, DEAN WITTER, DISCOVER & CO. AND MORGAN
                 STANLEY & CO., INCORPORATED hereby agree that, unless differentiated, this Schedule 13G is filed on behalf of each of the parties.

                   MORGAN STANLEY & CO., INCORPORATED

BY:                /s/ Bruce Bromberg
                   -------------------------------------------------------------
                   Bruce Bromberg  /  Morgan  Stanley &  Co., Incorporated

                   MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.

BY:                /s/ Bruce Bromberg
                   -------------------------------------------------------------
                   Bruce Bromberg  /  Morgan  Stanley &  Co., Incorporated